Exhibit 10.04

ESCROW AGREEMENT
FOR PLEDGE OF MEMBERSHIP INTEREST

This ESCROW AGREEMENT FOR PLEDGE OF MEMBERSHIP INTEREST(“Escrow Agreement”), dated as of this 20thday of July 2012, is by and between APCLARK, LLC, a Delaware limited liability company whose mailing address is 800 Bering, Suite 250, Houston, Texas 77057(“APCLARK”), BLACKSANDS PETROLEUM, INC., a Nevada corporation, as holder of certain membership interestsinAPCLARK,whose mailing address is 800 Bering, Suite 250, Houston, Texas 77057(“BSPI”), KP-RAHR VENTURE III, LLC, a Texas limited liability companywhose mailing address is 940 Gemini Street, Suite 200, Houston, Texas 77058(“KP-RAHR”);and THE STRONG FIRM P.C., a Texas professional corporation whose permanent mailing address is 10003 Woodloch Forest Drive, Suite 210, The Woodlands, Texas 77380 (“Escrow Agent”).

RECITALS:

A.           Under that certainContribution Agreement (“Contribution Agreement”),Company Agreement(“Company Agreement”),and Pledge Agreement (“Pledge”), all of which are of even date herewith, BSPI has granted to KP-RAHR a security interest in its membership interest in APCLARK (“Membership Interest”); and

B.           Pursuant to the Contribution Agreement, the Company Agreement,and the Pledge,certificates evidencing the Membership Interest are to be placed in escrow.

TERMS:

NOW THEREFORE, in exchange of the mutual promises contained herein and for other good and valuable consideration, the parties agree as follows:

SECTION 1.  ESCROWED CERTIFICATES

Upon execution of this Escrow Agreement, BSPIshall have delivered to the Escrow Agent membership interest certificates of APCLARK No. __through ___,equal to the total amount of all of the Membership Interest held by BSPI in APCLARK, (“Escrowed Certificates”), together with a membership interest power endorsed in blank and evidencing all of BSPI’s ownership interest in APCLARK. The Escrowed Certificates will be held by the Escrow Agent subject to the terms and conditions of this Escrow Agreement.

SECTION 2.  SECURITY

Subject to terms of this Escrow Agreement, the Escrow Agent will hold the Escrowed Certificates as agent for APCLARK, creating a perfected security interest in the Membership Interest on behalf ofKP-RAHR securing the faithful performance of BSPI’s obligations pursuant to the Contribution Agreement, Company Agreement and the Pledge.

SECTION 3.  TERM OF ESCROW

This Escrow Agreement will commence on delivery of the Escrowed Certificates to the Escrow Agent, and will terminate on final distribution of the Escrowed Certificates by the Escrow Agent pursuant to this Escrow Agreement.

Page 1 of 5 - Escrow Agreement

SECTION 4.  RELEASE OF ESCROWED CERTIFICATES

Upon full and complete payment of all preferred returns, return of KP-RARH’s capital commitment, conversion of KP-RAHR’s membership interest in APCLARK, and faithful performance of all the obligations of BSPI pursuant to the Contribution Agreement and in accordance with the Pledge being confirmed by KP-RAHR, the Escrow Agent shall release the corresponding Escrowed Certificate associated with such payment to BSPI.

SECTION 5.  ESCROW AGENT’S LIMITED DUTIES

In consideration of the Escrow Agent’s acceptance of this Escrow Agreement, the BSPI and APCLARK agree as follows:

(a)  The Escrow Agent’s obligations and duties in connection with this Escrow Agreement are confined to those specifically enumerated in this Escrow Agreement;

(b)  The Escrow Agent will not be liable or responsible in any manner for the sufficiency, correctness, genuineness, or validity of any instruments deposited with the Escrow Agent, or with reference to the form of execution of the instruments or the identity, authority, or rights of any person executing or depositing the instruments;

(c)  The Escrow Agent is under no obligation to ascertain the terms or conditions of any instruments or to comply in any respect with the terms of the instruments; and

(d)  The Escrow Agent will not be liable for any loss that may occur by reason of forgeries or false representations by others, resulting from the exercise of the Escrow Agent’s discretion, or for any other reason, except for the Escrow Agent’s gross negligence or willful misconduct.

(e)  In the event of any dispute with respect to the Escrowed Certificates, Escrow Agent shall have the right at any time to deposit the Escrowed Certificates with the clerk or registry of any federal or state court sitting in Montgomery County, Texas.  Escrow Agent shall give written notice of such deposit to the parties.

(f)  Escrow Agent may resign as Escrow Agent by giving three (3) days written notice to the parties of its resignation.  Escrow Agent will then deliver the Escrowed Certificates it is holding under the terms of this agreement in accordance with the joint written instructions given it by BSPI and KP-RAHR.  If no instructions are given to Escrow Agent within the stated time period, Escrow Agent is authorized to deposit all the Escrowed Certificates with the clerk or registry of any federal or state court sitting in Montgomery County, Texas.

(g)  The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties by reason of this Agreement, and that Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this Agreement or involving gross negligence. The parties shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this Agreement or involving gross negligence on the part of Escrow Agent.

ESCROW AGREEMENT	(Page 2 of 5)	BLACKSANDS – KP-RAHR

SECTION 6.  FEES OF ESCROW AGENT

APCLARK will pay the fees of the Escrow Agent at the Escrow Agent’s standard billable rate for legal services. If the conditions of this Escrow Agreement are not promptly fulfilled, if the Escrow Agent renders any requested service not provided for in this Escrow Agreement, if there is any assignment of interest in the subject matter of this Escrow Agreement or any modification of the Escrow Agreement, if any controversy arises under the Escrow Agreement, or if the Escrow Agent is made a party to or intervenes in any litigation pertaining to this Escrow Agreement or its subject matter, the Escrow Agent will be reasonably compensated for the extraordinary services and reimbursed for all costs and expenses caused by the event.

SECTION 7.  MISCELLANEOUS PROVISIONS

(a)  This Escrow Agreement may be executed in multiple counterparts, and each such counterpart shall be deemed as an original instrument upon execution of this document.

(b)  Any notice, request, instruction, or other communication required or permitted hereunder shall be deemed to be properly given when deposited in the United States mail, postage prepaid, addressed to the address provided in the opening sentence of this Escrow Agreement.  Any party may, by written notice to the others, change their address.

(c)  This Escrow Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

(d)  Except with written consent of the other Parties hereto, the rights and obligations under this Escrow Agreement are not assignable by any party to this Escrow Agreement or their respective successors, assigns, heirs, or legal representatives.

(e)  This Escrow Agreement, along with the exhibits hereto and the other contemporaneous written agreements among the parties, represents the entire agreement by and between the parties hereto, except as otherwise provided in this Escrow Agreement, and it may not be amended or modified except by written amendment duly executed by all parties to this Escrow Agreement.

(f)  In the event suit is brought (or arbitration instituted) or an attorney is retained by any party to this Escrow Agreement to enforce the terms of this Escrow Agreement, to collect any money due hereunder, or to collect money damages for breach hereof, the prevailing party shall be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorney fees (including fees on appeal), court costs, costs of investigation, and other related expenses incurred in connection therewith.

[SIGNATUREPAGES TO FOLLOW]

ESCROW AGREEMENT	(Page 3 of 5)	BLACKSANDS – KP-RAHR

[KP-RAHR SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have executed this Escrow Agreement in multiple originals as of the date first above written.

KP-RAHR VENTURE III, LLC:

By:	/s/ Michael R. Keener
Name	Michael R. Keener
Title	Manager

ESCROW AGREEMENT	(Page 4 of 5)	BLACKSANDS – KP-RAHR

[BSPI AND APCLARK SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have executed this Escrow Agreement in multiple originals as of the date first above written.

BLACKSANDS PETROLEUM, INC.:

By:	/s/ David Demarco
Name	David Demarco
Title	President

APCLARK, LLC:

By:	/s/ David Demarco
Name	David Demarco
Title	President

ESCROW AGREEMENT	(Page 5 of 5)	BLACKSANDS – KP-RAHR